UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2016

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 23, 2016, Sanchez Energy Corporation (the “Company”) issued a press release announcing that the Board of Directors has declared a quarterly dividend of $0.609375 per share on its 4.875% Convertible Perpetual Preferred Stock, Series A and $0.812500 per share on its 6.500% Convertible Perpetual Preferred Stock, Series B (together, the “Convertible Perpetual Preferred Stock”).  The quarterly dividends on the Convertible Perpetual Preferred Stock will be payable on October 3, 2016 to holders of record on September 15, 2016.  The Company has elected to pay 100% of the dividends on the Convertible Perpetual Preferred Stock in shares of the Company’s common stock, par value $0.01 per share, to the extent permitted by the certificate of designations for each series of the Convertible Perpetual Preferred Stock.  A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibits
99.1

Press release, dated August 23, 2016, announcing the election to pay Common Stock dividends on the 4.875% Convertible Perpetual Preferred Stock, Series A and the 6.500% Convertible Perpetual Preferred Stock, Series B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: August 23, 2016	By:	/s/ Garrick A. Hill
Garrick A. Hill
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibits
99.1

Press release, dated August 23, 2016, announcing the election to pay Common Stock dividends on the 4.875% Convertible Perpetual Preferred Stock, Series A and the 6.500% Convertible Perpetual Preferred Stock, Series B.